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                                   EXHIBIT 5.1


                     FORM OF OPINION OF HOLLAND & KNIGHT LLP
                          AS TO LEGALITY OF SECURITIES

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[LETTERHEAD OF HOLLAND & KNIGHT LLP]

_______________, 2002

Wells Real Estate Investment Trust, Inc.
6200 The Corners Parkway, Suite 250
Atlanta, Georgia  30092


                  Re: Wells Real Estate Investment Trust, Inc. Registration Statement on Form S-11
                           Registration No. 333-85848

Ladies and Gentlemen:

         We have acted as counsel to Wells Real Estate Investment Trust, Inc. (the "Company"), a Maryland corporation, in connection with the public offering and sale (the "Offering") of up to 330,000,000 shares of common stock, par value $0.01 per share. The Shares are being registered with the Securities and Exchange Commission (the "Commission") pursuant to a Registration Statement on Form S-11 filed with the Commission on April 8, 2002 (as amended, the "Registration Statement"). We are familiar with the documents and materials relating to the Company relevant to this opinion.

         In rendering our opinion, we have examined the following:

         (i) Amended and Restated Articles of Incorporation of the Company dated as of July 1, 2000, as filed with the Department of Assessments and Taxation of the State of Maryland on August 16, 2000, as amended to date;

         (ii)     Bylaws of the Company, as amended to date;

         (iii) Registration Statement, including the Prospectus contained therein as part of the Registration Statement;

         (iv) Certificate of good standing for the Company dated ________, 2002, issued by the Department of Assessments and Taxation of the State of Maryland; and

         (v) Originals (or copies identified to our satisfaction) of such other documents and records of the Company, together with certificates of public officials and officers of the Company, and such other documents, certificates, records and papers as we have deemed necessary or appropriate for purposes of this opinion.

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Wells Real Estate Investment Trust, Inc.
__________________, 2002
Page 2


         With respect to all of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as certified or reproduced copies.

         Assuming the foregoing, based on our review of the relevant documents and materials, and without further investigation, it is our opinion that:

         1. The Company has been duly organized and is validly existing and in good standing under the laws of the State of Maryland.

         2. At such time as (i) the Registration Statement has become effective with the Commission pursuant to the Securities Act of 1933, as amended, (ii) the Shares have been validly and properly issued by the Company pursuant to the Offering in the form and containing the terms described in the Registration Statement, and (iii) all legally required consents, approvals and authorizations of governmental regulatory authorities have been obtained, including without limitation, an appropriate order of effectiveness of the Commission, the Shares, when sold, will be legally issued, fully paid and non-assessable.

         We hereby consent to the reference to our firm under the caption "Legal Opinions" in the Prospectus that forms a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, however, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended, or that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Commission promulgated thereunder.

         We undertake no obligation to update the opinions expressed herein at any time after the date hereof. This opinion letter is solely for the information and use of the addressee, and it may not be distributed, relied upon for any purpose by any other person, quoted in whole or in part, or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.

                                                     Sincerely yours,

                                                     HOLLAND & KNIGHT LLP